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                                                                   EXHIBIT 4.1.1

                             BULLDOG HOLDINGS, INC.

                           2001 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

         The purpose of this Bulldog Holdings, Inc. 2001 Equity Incentive Plan (the "Plan") is to attract and retain key employees, directors and consultants and to provide an incentive for them to assist Bulldog Holdings, Inc. (the "Company") to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

SECTION 2. DEFINITIONS

         As used herein, the following terms have the indicated meanings:

         "Affiliate" means any business entity in which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power or has a significant financial interest as determined by the Committee.

         "Agreement" means the written agreement between the Company and a Participant evidencing an Award, and is more specifically described in Section 11(a).

         "Award(s)" means any Option or Restricted Stock awarded under the Plan.

         "Board" means the Board of Directors of the Company.

         "Cause" shall mean (i) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (ii) the willful engaging by the Participant in misconduct that is materially injurious to the Company; (iii) the commission by the Participant of a felony; (iv) the commission by the Participant of a crime against the Company which is materially injurious to the Company; or (v) the commission by the Participant of any crime that involves moral turpitude. For purposes of this definition, no act, or failure to act, on a Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company. Determination of Cause shall be made by the Committee in its sole discretion.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means a committee of not less than two (2) directors appointed by the Board to administer the Plan, or, alternatively, if the Board so determines, the whole Board of Directors.

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         "Common Stock" or "Stock" means the Common Stock, no par value, of the
Company.

         "Company" means Bulldog Holdings, Inc., a Delaware corporation.

         "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute.

         "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined in accordance with Section 13 of this Plan.

         "Incentive Stock Option(s)" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is intended to meet the requirements of Section 422 of the Code or any successor provision.

         "Non-Qualified Stock Option(s)" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 which is not intended to be an Incentive Stock Option.

         "Option(s)" means in Incentive Stock Option or a Non-Qualified Stock Option.

         "Parent Corporation" has the meaning specified in Section 424(e) of the Code.

         "Participant(s)" means a person selected by the Committee to receive an Award under the Plan.

         "Permanent Disability" has the meaning specified in Section 22(e)(3) of the Code.

         "Plan" means this Bulldog Holdings, Inc. 2001 Equity Incentive Plan.

         "Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

         "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 8.

         "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute.

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         "Subsidiary Corporation" has the meaning specified in Section 424(f) of the Code.

         "Ten Percent Stockholder" means an individual who owns (within the meaning of Section 424(d) of the Code) capital stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Parent Corporation or Subsidiary Corporation at the time an Incentive Stock Option is granted under this Plan.

         "Treasury Regulations" means the permanent, temporary, proposed, or proposed and temporary regulations of the Department of Treasury under the Code, as lawfully amended from time to time.

SECTION 3. ELIGIBILITY

         All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

SECTION 4. STOCK SUBJECT TO PLAN

         (a) Subject to adjustment under Section 12, the maximum aggregate number of shares of the Company's Common Stock that may be issued under this Plan shall be 109,732,493 shares.

         (b) The shares to be issued under this Plan may be available, at the discretion of the Board of Directors, from: (i) authorized but unissued shares; (ii) shares previously reserved for issuance upon exercise of Options which have expired or been terminated or for Awards which terminated unexercised or were forfeited as provided below; or (iii) treasury shares and shares reacquired by the Company.

         (c) If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan, subject, in the case of Incentive Stock Options, to any limitation required under the Code.

         (d) Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan.

SECTION 5. ADMINISTRATION OF THE PLAN

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         (a)      The Plan shall be administered by the Committee. Except where the full Board of Directors serves as the Committee, the Committee shall serve at the pleasure of the Board, which may from time to time appoint additional members of the Committee, remove members and appoint new members in substitution for those previously appointed, and fill vacancies however caused. A majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee, except that where grants are being made to one or more members of the Committee, a member who is the subject of a grant being presented to that meeting shall count toward the quorum but may not vote on any grant at that meeting, and a majority of the members eligible to vote shall be sufficient for any action, provided however that if the Committee consists of only two members, both shall be required to constitute a quorum and to act at a meeting or to approve actions in writing. The Committee may act by unanimous written consent in lieu of a meeting.

         (b) Subject to the express provisions of this Plan and provided that all actions taken shall be consistent with the purposes of the Plan, the Committee shall have full and complete authority and the sole discretion to: (i) determine those persons eligible under Section 3; (ii) select those persons to whom Awards shall be granted under the Plan; (iii) determine the time or times when Awards shall be granted; (iv) establish the terms and conditions upon which Options may be exercised or Awards vested, including exercise in conjunction with other awards made or compensation paid; (v) alter any restrictions or conditions upon any Awards; and (vi) adopt rules and regulations, establish, define and/or interpret any other terms and conditions, and make all other determinations (which may be on a case-by-case basis) deemed necessary or desirable for the administration of the Plan.

         (c) Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

         (d) In making its determinations hereunder, the Committee shall take into account the nature of the services rendered or to be rendered by the recipient, their present and potential contributions to the success of the Company, and such other factors as the Committee, in its discretion, shall deem relevant in order to accomplish the purposes of the Plan.

SECTION 6. STOCK OPTIONS

         (a) General. Subject to the provisions of the Plan, the Board may award Incentive Stock Options and Non-Qualified Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. Any Option granted under this Plan

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shall be upon such terms and conditions not inconsistent with this Plan as the
Committee may determine. At the time of grant of any Option, the Committee shall specify whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. If the Option is not intended to be an Incentive Stock Option but otherwise qualifies to be such, the agreement will include a specific statement that it is not intended to qualify as an Incentive Stock Option.

         (b) Price. The price at which any shares of Stock may be purchased pursuant to the exercise of an Option shall be determined by the Committee and shall be set forth in the Agreement but may not be less than (i) in all cases, the minimum legal consideration required under the laws of the jurisdiction in which the Company is then organized, (ii) in the case of Incentive Stock Options, the Fair Market Value of the Stock on the date of grant of the Option (or, in the case of Ten Percent Stockholders, 110% of the Fair Market Value on such date) and (iii) in the case of Non-Qualified Stock Options, such minimum amount as the Board of Directors may establish from time to time.

         (c) Period of Option. Each Option granted under this Plan shall continue in effect for such period as the Committee shall determine; provided, that any Incentive Stock Option must be granted within ten (10) years from the date of establishment of this Plan or the date the Plan is approved by stockholders, whichever is earlier, and must have a term of not more than ten
(10) years from the date of grant (five years from the date of grant in the case of Incentive Stock Options issued to Ten Percent Stockholders).

         (d) Vesting. Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to one-fourth of the shares of Stock covered thereby on the first anniversary of the date of grant, and one-sixteenth of the shares of Stock covered thereby on each three-month period thereafter.

         (e) Additional Provisions for ISOs. In the case of Incentive Stock Options, the following additional conditions shall apply:

                  (i) Incentive Stock Options shall be granted only to employees of the Company;

                  (ii) No Incentive Stock Option shall be exercisable beyond three (3) months after the date upon which the Option holder ceases to be an employee of the Company or a Parent Corporation or Subsidiary Corporation, except that the Committee may provide in the Incentive Stock Option that in the event of termination of employment by reason of death or Permanent Disability of the holder, the Option may be exercised by the holder or his estate for a period of up to one (1) year after termination of employment;

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                  (iii)    Each Incentive Stock Option shall, by its terms, be
                           transferable by the optionee only by will or the laws of descent and distribution, and shall be exercisable only by such employee during his lifetime; and

                  (iv) The terms and conditions of Incentive Stock Options shall be subject to and comply with Section 422 of the Code, or any successor provision, and any regulations thereunder.

                  (v) To the extent that the aggregate Fair Market Value of Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other option plan of the Company (or any Affiliate) shall exceed $100,000, such Options shall be treated as Non-Qualified Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

         (f) Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. Each Participant shall notify the Company of any disposition of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

SECTION 7. EXERCISE OF OPTIONS; PAYMENT

         (a) Options may be exercised in whole or in part at such time and in such manner as the Committee may determine and as shall be prescribed in the written agreement with each holder.

         (b) The purchase price of shares of Stock upon exercise of an Option shall be paid by the Option holder in full upon exercise and may be paid as the Committee may determine in its sole discretion in any combination of: (i) cash or check payable to the order of the Company; (ii) property valued at Fair Market Value; (iii) delivery of a promissory note; (iv) delivery of shares of Common Stock (valued at Fair Market Value at the date of purchase of the Common Stock subject to the Option); or (v) such other means as the Committee may permit.

         (c) A Participant (or other person, as provided in Section 10) may exercise an Option granted under the Plan in whole or in part (but for the purchase of whole shares only), as provided in the Agreement evidencing his Option, by delivering a written notice (the "Notice") to the Secretary of the Company. The Notice shall state: (i) that the Participant elects to exercise the Option; (ii) the number of shares with respect to which the Option is being exercised (the "Optioned Shares"); (iii) the method of payment for the

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Optioned Shares (which method must be available to the Participant under the terms of his or her Agreement); (iv) the date upon which the Participant desires to consummate the purchase of the Optioned Shares (which date must be prior to the termination of such Option); (v) a copy of any election filed by the Participant pursuant to Section 83(b) of the Code; and (vi) such further provisions consistent with the Plan as the Committee may from time to time require. The exercise date of an Option shall be the date on which the Company receives the Notice from the Participant.

         (d) After such time as the Company's Common Stock is publicly traded, with the consent of the Committee, payment of the exercise price may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate such arrangements, the Company may enter into agreements for coordinating procedures with one or more securities brokerage firms. The date of delivery of such exercise notices shall be deemed the date of exercise.

         (e) The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable, including, without limitation, (i) making the Common Stock issued upon exercise subject to restrictions on vesting or transferability, or to risk of forfeiture, upon the happening of such events as the Committee may determine, any of which may be accelerated or waived in the Committee's sole discretion; and (ii) requiring any Participant who exercises an Option to execute such instruments as are deemed necessary by the Committee to bind the Participant to the terms and conditions of any stockholders agreement which may then be in effect between and among holders of the Company's stock.

         (f) No shares of Common Stock shall be issued upon exercise of any Option under this Plan until full payment in the form approved by the Committee has been made and all other legal requirements applicable to the issuance or transfer of such shares and such other requirements as are consistent with the Plan have been complied with to the satisfaction of the Committee.

SECTION 8. RESTRICTED STOCK

         (a) Subject to the provisions of the Plan, at the time of grant of Restricted Stock, the Committee may award shares of Restricted Stock and impose such restrictions or conditions to the vesting of such Restricted Stock as it, in its sole discretion, deems appropriate, including the attainment of performance goals. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

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         (b)      Shares of Restricted Stock may not be sold, assigned,
transferred, pledged or otherwise encumbered, except as permitted by this Plan, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Board may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and, unless otherwise determined by the Committee, shall be deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. In addition, all restricted shares shall bear a legend as deemed appropriate by the Committee after consultation with legal counsel.

SECTION 9. TERMINATION FROM THE COMPANY

         (a)      Options.

                  Subject to such other provisions as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority under the Plan, unless the applicable Agreement provides otherwise, upon a Participant's termination from the Company and/or any Subsidiary Corporation or Parent Corporation of the Company, the following shall occur with respect to the
Options:

                  (i) if Participant is terminated for any reason other than Cause, Permanent Disability or death, then (1) to the extent such Options are exercisable at the time of such termination, they shall remain exercisable until the date that is ninety (90) days after such termination, on which date they shall expire, provided, however, that no Option shall be exercisable after the expiration of its terms; and
                           (2) to the extent such Options were not exercisable (because they were not vested or otherwise) at the time of termination, they shall expire at the close of business on the date of such termination; and

                  (ii) if Participant is terminated by reason of Participant's Permanent Disability or death, then (1) to the extent such Options are exercisable at the time of such termination, they shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (2) to the extent such Options were not exercisable (because they were not vested or otherwise) at the time of such termination, they shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its terms; and

                  (iii) if Participant is terminated for Cause, all outstanding Options granted to Participant shall, to the extent they were not exercised,

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                           expire as of the date of the commencement of business
                           on the date of such termination.

         (b) Restricted Stock. Subject to such other provisions as the Committee may set forth in the applicable Agreement, and to the Committee's amendment authority under the Plan, the following shall occur:

                  (i) upon the termination of the Participant for any reason other than Cause, any and all Stock to which restrictions on transferability shall apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole discretion, shall within thirty (30) days of such termination notify the Participant in writing of its decision not to terminate the Participant's rights in such shares of Stock then the Participant shall continue to be the owner of such shares of stock subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of Stock pursuant to this section, the Company shall repay the Participant (or the Participant's estate) any amount paid by the Participant for such shares of Stock. In the event that the Company requires the return of Stock, it shall also have the right to require the return of all dividends or distributions paid on such Stock, whether by termination or any escrow arrangement under which such dividends or distributions are held or otherwise.

                  (ii) upon the termination of the Participant for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to the Company, along with any dividends or distributions paid of such Stock, and the Company shall return to the Participant any amount paid by the Participant for such shares of Stock.

SECTION 10. TRANSFERABILITY

         (a) Upon the death of a Participant, outstanding Awards granted to such Participant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will of the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (i) written notice thereof and with a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer, and (ii) an agreement by the transferee to comply with all terms and conditions of the Award

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that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Award.

         (b) During a Participant's lifetime, the Committee may permit the transfer, assignment or other encumbrance of an outstanding Option unless (i) such Option is an Incentive Stock Option and the Committee and the Participant intend that it shall retain such status, or (ii) such Option is meant to qualify for the exemptions available under Rule 16b-3 of the Exchange Act and the Committee and the Participant intend that it shall continue to be so qualified. Subject to conditions that the Committee may prescribe in their discretion, a participant may, upon providing written notice to the Secretary of the Company, elect to transfer any and all Options granted to such Participant pursuant to the Plan to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

SECTION 11. GENERAL PROVISIONS APPLICABLE TO AWARDS

         (a) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws and accounting principles (such documentation is the "Agreement").

         (b) Date of Award. The date of any Award hereunder shall be the date upon which such Award is voted by the Committee (or approved by the full Board if such approval is legally required), unless the vote expressly provides otherwise.

         (c) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

         (d) Dividends and Cash Awards. In the discretion of the Board, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

         (e) Withholding. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by the law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in

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part in shares of Common Stock, including shares retained from the Award creating the tax obligations, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

         (f) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

         (g) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise, or conversion of an Incentive Stock Option to a Non-Qualified Stock Option; provided, that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

         (h) Loans. The Company may make loans to Participants to permit them to exercise Options. If any such loans are made, the requirements of applicable Federal and State law regarding such loans shall be met.

         (i) Notification of Election under Section 83(b) of the Code. If any Participant shall, in connection with the acquisition of Stock under the Plan, make an election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

         (j) Right of First Refusal. Notwithstanding anything contained in this Plan to the contrary, except as otherwise required by law, if a Participant desires to sell all or any portion of his Award (or economic interest therein) to a third-party, such Participant may only do so after having first offered to the Company a right of first refusal with respect to such Award or portion thereof. Prior to the sale of any Award the Participant shall deliver to the Company written notice of his intention to sell the Award or portion thereof (the "Notice"). The Notice shall state the name and address of the proposed purchaser(s) and specify the number or amount of such Awards to be sold, the consideration therefor and the terms of payment. For a period of sixty (60) days after receipt of such Notice the Company shall have an option to purchase all or a portion of the Award to be sold for the price and upon the terms and conditions specified in the Notice or, at the Company's election, for cash. If the Company does not exercise its right of first refusal within such sixty (60) day period, the Participant may sell such Award to the person who made the offer upon terms and conditions no more favorable as set forth in the Notice. Such sale to the third-party must be completed within one hundred and eighty (180) days from the date of the delivery

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of the Notice to the Company, and if not, the Award, or portion thereof, shall once again be subject to the provisions of this Section 12(j).

SECTION 12. ADJUSTMENTS

         Upon the occurrence of any of the following events, a Participant's rights with respect to Awards granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Participant and the Company.

         (a) Stock Dividends and Stock Splits. If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

         (b) Consolidation or Mergers. If the Company is (A) to be consolidated with or acquired by another entity in a merger, (B) involved in the sale of all or substantially all of the Company's assets or (C) any change in the ownership of the capital stock of the Company if, immediately after giving effect thereto, any person or entity (or group of persons entities acting in concert) other than the "Key Investors" and their "Affiliates" (as such terms are defined in the Bulldog Holdings, Inc. Stockholders Agreement dated as of March 16, 2001) will have the direct or indirect power to elect a majority of the members of the Board (either of clause (A) (B) or (C) being an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company hereunder shall, as to outstanding Awards, do any one or more of the following:

                  (i) make appropriate provision for the continuation of such Awards by substituting on an equitable basis for the shares then subject to such Awards the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition; or

                  (ii) upon written notice to the Participant, provide that all Awards must be exercised, to the extent then exerciseable, within a specified number of days of the date of such notice, at the end of which period the Awards, to the extent exercisable shall terminate and, to the extent unexerciseable, shall be continued pursuant to subsection 12(b)(i) hereof; or

                  (iii) terminate all Awards, only to the extent then exercisable, in exchange for a cash payment equal to the economic value of the

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                           exercisable portion of the Award and, with respect to
                           the unexercisable portion of the Award, continue such Award pursuant to subsection 12(b)(i) hereof.

         (c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising rights under an Award shall be entitled to receive what he would have received if he had exercised prior to such recapitalization or reorganization.

         (d) Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to Incentive Stock Options shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Incentive Stock Options, it may refrain from making such adjustments.

         (e) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

         (f) Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

         (g) Fractional Shares. No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

         (h) Adjustments. Upon the happening of any of the events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in Section 4 hereof that are subject to Awards which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee shall determine the specific adjustments to be made under this Section 12 and, subject to Section 5, its determination shall be conclusive.

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                                                                              14

         If any person or entity owning restricted Common Stock obtained by an Award hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

SECTION 13. FAIR MARKET VALUE

         (a) If the Common Stock is then traded on any national securities exchange or automated quotation system which has sale price reporting, the Fair Market Value of the Common Stock shall be the mean between the high and low sales prices, if any, on such exchange or system on the date of which Fair Market Value is being determined or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after that date in accordance with Treasury Regulations Section 25.2512-2.

         (b) If the Common Stock is then traded on an exchange or system which does not have sale price reporting, the Fair Market Value of the Common Stock shall be the mean between the average of the "Bid" and the average of the "Ask" prices, if any, as reported for such the date as of which Fair Market Value is being determined, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales prices on the nearest date before and the nearest date after such date in accordance with Treasury Regulations Section 25.2512-2.

         (c) With respect to Common Stock if it is not then publicly traded, the Fair Market Value of such property shall be as reasonably determined by the Board, which determination shall be conclusive and binding on all parties to the Plan.

SECTION 14. SECURITIES MATTERS

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any interest in the Plan or any Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligation to cause to be issued or delivered any certificates evidencing Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which the Stock is traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Stock pursuant to the terms hereof, that the recipient of such shares of Stock make such agreements and

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                                                                              15

representations, and that such certificates bear such legends, as the Committee, in its sole discretion, determine to be necessary or desirable.

         (b) The transfer of any shares of Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares of Stock is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which the Stock is traded. The Committee, in its sole discretion, may delay the effectiveness of any transfer of Stock hereunder to allow the issuance of such Stock to be made pursuant to registration or an exemption from registration or other method of compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to delay the effectiveness of a transfer. During the period of such delay in connection with the exercise of an Option, the participant may withdraw such exercise by serving written notice on the Company and may obtain the refund of any amount paid in connection with such exercise.

SECTION 15. MISCELLANEOUS

         (a) No Right to Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

         (b) No Rights Other Than Those Expressly Created. No person eligible to receive Awards under this Plan shall have any claim or right to be granted an Award hereunder. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Award holder any right to continue to be affiliated with the Company, (ii) giving any Award holder any equity or interest of any kind in any assets of the Company, or (iii) creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person. As to any claim for any unpaid amounts under this Plan, any person having a claim for payments shall be an unsecured creditor. No Award holder shall have any of the rights of a stockholder with respect to shares of Stock covered by an Award until such time as the stock has been issued.

         (c) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

         (d) Effective Date of Plan. The effective date of this Plan shall be the date of adoption by the Board of Directors. If the Plan is subject to the approval of the stockholders under paragraph (e) below, upon such approval it shall be effective as of the date of adoption by the Board of Directors. The Committee may grant Awards under the Plan prior to any such required shareholder approval, but such Awards shall become

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                                                                              16

effective as of the date of grant upon such approval if Awards of that type require such approval.

         (e) Stockholder Approval. The adoption of this Plan, or any amendment hereto, shall be subject to approval by stockholders only to the extent required by (i) the Code, (ii) the rules under Section 16 of the Exchange Act, (iii) rules of any stock exchange or over-the-counter stock market, or (iv) as otherwise required by law. Any such approval shall be obtained within the time required by such law or rule. Any stockholder approval of this Plan or any amendment so required shall mean the affirmative vote of at least a majority of the shares of capital stock present and entitled to vote at a duly held meeting of stockholders, unless a greater vote is required by state corporate law or the law or rule requiring stockholder approval, in which case such greater requirement shall apply. Stockholder approval may be obtained by written consent in lieu of meeting to the extent permitted by applicable state law.

         (f) Amendment of Plan. The Board of Directors of the Company may at any time, and from time to time, amend, suspend or terminate this Plan in whole or in part; provided, however, that the Board of Directors may not modify the Plan in a manner requiring the approval of stockholders under paragraph (e) above unless such approval is obtained to the extent required.

         (g) Term of Plan. This Plan shall terminate ten years from the date of adoption by the Board of Directors, and no Award shall be granted under this Plan thereafter, but such termination shall not affect the validity of Awards granted prior to the date of termination.

         (h) Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any shares of Stock covered by or relating to any Award until the date of issuance of a certificate with respect to such shares of Stock.

         (i) Failure to Comply. In addition to any other remedies of the Company, failure by a Participant (or beneficiary of a Participant) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within 10 days after notices of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee may determine in its absolute discretion.


         (j) Severability. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

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